Exhibit 23.3

Consent of Independent Auditor

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 10, 2005, with respect to the financial statements of Unicast Communications Corp. included in the Current Report on Form 8-K/A of Viewpoint Corporation filed with the Securities and Exchange Commission on March 22, 2005. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/	TARLOW & CO., C.P.A.’s
New York, New York September 8, 2005